EXHIBIT 4.2

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY.

Void after

[February 9, 2009]

COMMON STOCK PURCHASE WARRANT
of
VISTA MEDICAL TECHNOLOGIES, INC.

Vista Medical Technologies, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [Name and Form of Investor] (the “Holder”), is entitled, subject to the terms set forth below, to subscribe for and purchase from the Company at any time or from time to time before the close of business on [February 9, 2009] (the “Expiration Date”) up to such number of fully paid and nonassessable shares of the Company’s common stock (or such other securities for which this Warrant becomes exercisable pursuant to Section 5 hereof) (each, a “Share” and, collectively, the “Shares”) as set forth herein.

1.                                       Common Stock and Warrant Purchase Agreement. This Common Stock Purchase Warrant (this “Warrant”) is issued pursuant to that certain Common Stock and Warrant Purchase Agreement dated of even date herewith (the “Agreement”) by and among the Company and, among others, the Holder. For purposes hereof, the term “Warrant” shall include any warrant issued pursuant to Section 3(c) and/or Section 10 below. This Warrant is one of a number of Common Stock Purchase Warrants issued pursuant to the Agreement (collectively, the “Warrants”). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.                                       Exercise of Warrant. The terms and conditions upon which this Warrant may be exercised, and the Shares covered hereby may be purchased, are as follows:

(a)                                  Term. Subject to the terms hereof, this Warrant may be exercised at any time, or from time to time, in whole or in part, on or after the date hereof; provided, however, that in no event may this Warrant be exercised later than the earlier of (x) the close of business on [February 9, 2009], or (y) immediately prior to the closing of a Corporate Transaction (as defined below). At least twenty (20) days prior to the consummation of a Corporate Transaction, the Company shall send to the Holder notice of such event. The notice required by this paragraph may be waived by the holders of a majority of the Common Stock (not including Common Stock issued or issuable upon exercise of the Warrants) sold pursuant to the Agreement.

(b)                                 Number of Shares. This Warrant shall evidence the right of the Holder to purchase up to [Number of Shares] Shares, subject to adjustment as set forth herein.

(c)                                  Exercise Price. This Warrant shall be exercisable for Shares at an initial exercise price of $1.97 per Share (the “Exercise Price”), subject to adjustment as set forth herein.

(d)                                 Corporate Transaction. For purposes of this Warrant, the term “Corporate Transaction” shall mean (i) a reorganization, consolidation or merger (or similar transaction or series of similar and related transactions, but not including any transaction or series of similar and related transactions involving the issuance by the Company of its equity securities for capital raising purposes) of the Company with or into any other entity or entities in which the holders of the Company’s outstanding shares immediately before such transaction or series of related transactions do not, immediately after such transaction or series of related transactions and in substantially the same percentage, hold stock representing a majority of the voting power of the surviving entity (or its parent entity if the surviving entity is wholly owned by the parent entity) of such transaction or series of related transactions, (ii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company by means of any transaction or series of related transactions in which the holders of the Company’s outstanding shares immediately before such sale, lease license or disposition do not, immediately after such sale, lease, license or disposition and in substantially the same percentage, hold stock representing a majority of the voting power of the surviving entity (or its parent if the surviving entity is wholly owed by the parent entity) or (iii) a sale or series of related sales of all or substantially all of the outstanding capital stock of the Company in which the holders of the Company’s outstanding shares immediately before such sale or sales do not, immediately after such sale or sales and in substantially the same percentage, hold stock representing a majority of the voting power of the surviving entity (or its parent if the surviving entity is wholly owed by the parent entity).

3.                                       Method of Exercise; Payment.

(a)                                  Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder in whole or in part, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as Exhibit 1 completed and duly executed) at the principal office of the Company, and by payment to the Company, by certified, cashier’s, or other check or means acceptable to the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased as is determined by multiplying the number of Shares being purchased by the Exercise Price. The exercise of this Warrant pursuant to this Section 3(a) shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in this Section 3(a), and at such time the person in whose name any certificate for Shares shall be issuable upon such exercise shall be deemed to be the record holder of such Shares for all purposes.

(b)                                 Net Issue Exercise.

(i)                                     Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, if the fair market value of a Share (as determined below) is greater than the Exercise Price, in lieu of exercising this Warrant for cash the Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into

Shares equal to the value of this Warrant or the portion thereof being canceled as provided in this Section 3(b) at any time or from time to time prior to the Expiration Date. Upon exercise of the Conversion Right with respect to a particular number of Shares subject to the Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of Shares computed using the following formula:

			X =	Y (A-B)
A

Where	X	=	the number of Shares to be delivered to the Holder

	Y	=	the number of Converted Warrant Shares

	A	=	the fair market value of one Share on the Conversion Date (as defined below)

	B	=	the Exercise Price (as adjusted to the Conversion Date).

A.                                   The Conversion Right may only be exercised with respect to a whole number of shares subject to the Warrant. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date.

B.                                     For purposes of this Section 3(b), fair market value of a Share on the Conversion Date shall mean (a) if the Company’s common stock is traded on a national securities exchange or on the Nasdaq’s National Market System or SmallCap Market and this Warrant is exercisable for shares of the Company’s common stock on the Conversion Date, the closing price on the Conversion Date as reported by such exchange or system or (b) if not so traded and/or exercisable for common stock, the value as determined by the Board of Directors of the Company in good faith.

(ii)                                  Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the total number of Shares under the Warrant that the Holder is exercising through the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”).

(c)                                  Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares to be delivered to the Holder shall be delivered to the Holder as soon as practical, and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

4.                                       Stock Fully Paid; Reservation of Shares; Closing of Books. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all stock transfer taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient Shares to provide for the exercise of the rights represented by this Warrant. The Company will at no time close its transfer books against the transfer of the Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

5.                                       Stock Splits, Combination or Consolidation. If at any time the outstanding Shares shall be split, combined or consolidated, by dividend, reclassification or otherwise, into a greater or lesser number of Shares or any other class or classes or series or series of stock, as appropriate, the Exercise Price in effect immediately prior to such split, combination or consolidation and the number and/or kind of securities purchasable under this Warrant shall, concurrently with the effectiveness of such split, combination or consolidation, be proportionately adjusted.

6.                                       Notice of Adjustments. Whenever the number and/or kind of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 5 hereof, the Company shall provide notice by first class mail to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount and/or kind of the adjustment, the method by which such adjustment was calculated, and the number and/or kind of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

7.                                       Fractional Shares. No fractional Shares may be issued in connection with any exercise hereunder. In lieu of such fractional shares, the Company shall make a cash payment therefor based upon the fair market value of the Shares as determined under Section 3(b) hereof.

8.                                       Restrictive Legend. The Shares issuable upon exercise of this Warrant (unless registered under the Securities Act of 1933, as amended) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

9.                                       No Stockholder Rights or Liabilities. This Warrant as such shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase the Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

10.                                 Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11.                                 Presentment. Prior to due presentment of this Warrant together with the Assignment form attached hereto as Exhibit 2 completed and duly executed, the Company may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

12.                                 Amendment. This Warrant and any provision hereof may be amended or waived (either prospectively or retroactively and either generally or in a particular instance) or terminated only by an instrument in writing signed by the Company and the holders of a majority of the Common Stock (not including Common Stock issued or issuable upon exercise of the Warrants) sold pursuant to the Agreement.

13.                                 Notices. All payments, notices, requests, demands and other communications hereunder shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient (if not sent during the normal business hours of the recipient, then on the next business day); (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All written communications shall be addressed to the party to be notified at the address or number applicable to such party appearing on the books of the Company.

14.                                 Severability. Should any part but not the whole of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.

15.                                 Governing Law, Headings. This Warrant is being delivered in the State of California and shall be construed and enforced in accordance with and governed by the laws of such state as applied to agreements among California residents entered into and to be performed entirely within such state. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

16.                                 Transfer of Warrant. Subject to applicable laws, rules and regulations and the restriction on transfer set forth herein and in the Agreement (including, without limitation, any market-standoff provision), this Warrant and all rights hereunder are transferable, by the Holder in person or by a duly authorized attorney-in-fact to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on and as of [February 9, 2004] by one of its officers thereunto duly authorized.

COMPANY:	VISTA MEDICAL TECHNOLOGIES, INC.,

By:
John R. Lyons, President and Chief Executive Officer

Address:	2101 Faraday Ave.
Carlsbad, CA 92008

Fax:	(760) 603-9170

ACKNOWLEDGED AND AGREED:

HOLDER:	[Name of Holder]

By:

Name:

Title:

Address:

Fax:

[COUNTERPART SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT OF VISTA MEDICAL TECHNOLOGIES, INC.]

Exhibit 1

NOTICE OF EXERCISE FORM

[To be executed by the Holder if such Holder desires to exercise the Warrant in whole or in part]

To:  Vista Medical Technologies, Inc. (the “Company”)

The undersigned, whose Social Security or other identifying number is ____________________________________, hereby irrevocably elects the right of purchase represented by the enclosed Warrant for, and to purchase thereunder, ____________________________________ Shares (initially shares of the Company’s common stock) provided for therein and tenders payment herewith to the order of:

Vista Medical Technologies, Inc.
in the amount of

$___________________.

The undersigned requests that certificates for such shares be issued as follows:

Name:
Address:
Deliver to:
Address:

and, if such number of Shares shall not be all the Shares purchasable under the enclosed Warrant, that a new warrant for the balance remaining of the Shares purchasable under the enclosed Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

Address:

Dated: ________________, 200___	Signature:

(Signature must conform in all respects to the name of the Holder as specified on the face of the enclosed Warrant, without alteration, enlargement or any change whatsoever.)

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Exhibit 2

ASSIGNMENT FORM

[To be executed by the Holder if such Holder desires to effect a transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________, whose Social Security or other identification number is ________________________________ [residing/located] at ________________________________________________________________ the enclosed Warrant, and appoints ________________________________residing at ________________________________________________________________ the undersigned’s attorney-in-fact to transfer such Warrant on the books of Vista Medical Technologies, Inc., with full power of substitution in the premises.

Dated: ________________, 200___

In the presence of:

Signature:

(Signature must conform in all respects to the name of the Holder as specified on the face of the enclosed Warrant, without alteration, enlargement or any change whatsoever.)

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